EXHIBIT 10.5.1

AMENDMENT TO
DUKE ENERGY CORPORATION
EXECUTIVE SAVINGS PLAN
(as Amended and Restated Effective as of January 1, 2008)

The Duke Energy Corporation Executive Savings Plan (as Amended and Restated Effective as of January 1, 2008) (the "Plan") is amended, effective as of July 30, 2010, as follows:

1.             Section 7.12 of the Plan is hereby amended by adding the following new subsection at the end thereof:

"(h) Small Payments.  Subject to Section 7.11, the Committee may, in its sole discretion, require a mandatory lump sum payment of the portion of a Participant’s Account balance attributable to Post-2004 Deferrals if such amount does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, provided that the payment results in the termination and liquidation of the entirety of the Participant’s Post-2004 Deferrals plus amounts under all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section 409A of the Code."

2.             Except as explicitly set forth herein, the Plan will remain in full force and effect.

This amendment has been executed by an authorized officer of Duke Energy Corporation effective as of July 30, 2010.

DUKE ENERGY CORPORATION

   By:______/s/ JENNIFER L. WEBER____________

Jennifer  L. Weber

Senior Vice President and

Chief Human Resources Officer